UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2014

Boreal Water Collection, Inc.

(Exact name of registrant as specified in its charter)

NV	000-54776	98-0453421
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4496 State Road 42 North, Kiamesha Lake, New York	12751
(Address of Principal Executive Officers)	(Zip Code)

Registrant's telephone number, including area code: (845) 794-0400

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

4.01	Changes in Registrant’s Certifying Accountants.

(a)	On March 6, 2014, our former auditor, Patrick E. Rodgers, had his registration revoked by the Public Company Accounting Oversight Board (“Board”). A copy of the Order is available at: http://pcaobus.org/Enforecment/Decisions/Documents/2014_Rodgers.pdf.

Mr. Rodgers and his accounting firm, Patrick E. Rodgers, CPA, PA were censured by the Board. His firm’s registration was revoked and he is barred from associating with a registered accounting firm. The Order states the Board took this action as a result of Mr. Rodgers’ failure to perform 4 years of audits for one of his clients (not Boreal Water Collection, Inc.) in accordance with Board rules and auditing standards. The Order states that Mr. Rodgers can apply for re-instatement with the Board 2 years from the date of the Order.

We provided Mr. Rodgers with a copy of this Form 8-K/A, prior to filing of the same with the Commission. Mr. Rodgers has supplied us with a letter addressed to the Commission stating that he agrees in all respects with the statements made in this Report. Mr. Rodgers’ letter is included herewith as an exhibit.

9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

16.1	Letter of Patrick E. Rodgers regarding statements made in this Form 8-K/A, dated March 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2014

By: /s/ Francine Lavoie
Mrs. Francine Lavoie, Principal Executive Officer, Principal Financial Officer, Controller and Sole Member of the Board of Directors